SURRENDER AGREEMENT

THIS SURRENDER AGREEMENT (“Surrender Agreement”) made as of the 2nd day of June, 2008 by and between TRIDENT GROWTH FUND, L.P. (“Trident”) and FEQ Gas LLC (“FEQ”, together with Trident collectively referred to as "LENDERS"), and COMPUSVEN, INC., a Florida corporation (the, "OBLIGOR”)

W I T N E S E T H:

WHEREAS, On April 1, 2005, Trident made a loan to Stellar Technologies, Inc., now known as GeM Solutions, Inc. (“GeM”) in the principal amount of $1,600,000 for which GeM issued a promissory note and entered into a loan agreement, security agreement, a warrant to purchase shares, and other documents related to or in furtherance of that transaction as well as various amendments thereafter (the “GeM Loan Documents”).  GeM’s obligations under the GeM Loan Documents were guaranteed by the Obligor pursuant to a written guaranty agreement which guaranty was secured by a lien on all of Obligor’s property for which Obligor executed a security agreement.  Hereinafter, the guaranty agreement, security agreement and any other documents executed by Obligor in connection with the GeM Loan Documents, together with the GeM Loan Documents shall collectively be referred to as the “Trident Loan Documents” and the obligations of Obligor thereunder shall be referred to as the “Trident Obligations”;

WHEREAS,  based on the Trident Loan Documents, the amount of the Trident Obligations, secured by a lien on all of the Obligor’s property and proceeds thereof as of July 31, 2007 is in the principal and interest amount of $1,678,904.11.

WHEREAS, on July 13, 2007 FEQ made a loan to GeM in the principal amount of $100,000 for which GeM issued a promissory note and, together with Obligor entered into a loan and security agreement and other documents related to or in furtherance of that transaction as well as various amendments thereafter (the “FEQ Loan Documents”) and the obligations of the Obligor thereunder shall be referred to as the “FEQ Obligations”.  The FEQ Obligations are secured by a lien on all of Obligor’s property and the proceeds thereof.  Hereinafter, the FEQ Loan Documents, together with the Trident Loan Documents shall collectively be referred to as the “Loan Documents” and the Trident Obligations and FEQ Obligations shall be collectively referred to as the “Obligations”;

WHEREAS, on July 13, 2007, Trident and FEQ entered into that certain Intercreditor Agreement pursuant to which the parties agree that the liens held by FEQ have priority over the liens held by Trident to the extent provided therein;

WHEREAS, pursuant to the Loan Documents the Obligor granted to each of the Lenders a perfected valid security interest in all property of the Obligor to secure the prompt payment, performance and discharge in full of all of the Obligor’s obligations under the Loan Documents;

WHEREAS, various events of default exist under the Loan Documents including, without limitation, the following (the “Existing Defaults”):  (i) both GeM and Obligor defaulted in making payments required under the Trident Loan Documents and any and all cure periods have expired  and  (ii) on September 20, 2007 GeM filed a petition under Chapter 11 of the US Bankruptcy Code in the US Bankruptcy Court for the District of Delaware (“Bankruptcy Proceedings”);

WHEREAS, Lenders have declared all Obligations immediately due and owing and Obligor is unable to pay same.

WHEREAS, GeM filed a plan of reorganization in the Bankruptcy Proceedings (the “Plan”) which was confirmed by the Bankruptcy Court by order dated May 1, 2008.

WHEREAS, under the Plan, each of the Lenders will receive certain consideration on account of and in satisfaction their respective secured claims against both GeM and Obligor for upon consummation of the Plan;

WHEREAS,  the consummation of the Plan is conditioned upon the occurrence of the “Effective Date” (as defined in the Plan) and a condition to the occurrence of Effective Date and Lenders’ receipt of the consideration provided to them under the Plan on account of their claims against GeM and the Obligor is the transfer of all of Obligor’s property to GeM, as a reorganized debtor, free and clear of all liens;

WHEREAS, Obligor desires to surrender to the Lenders, and the Lenders desire to accept and take possession of, upon the terms and subject to the conditions set forth herein, the Collateral (as defined herein) for disposition by the Lenders as a secured parties under the Uniform Commercial Code as presently in effect in the States of Florida and/or Delaware, as applicable (“UCC”);

NOW THEREFORE, in consideration of the mutual promises, terms and provisions contained herein, the parties intending to be legally bound, hereby agree as follows:

1. RECITALS.  The parties agree that the recitals set forth hereinabove are incorporated by reference as if fully set forth herein and are hereby made a part of this Surrender Agreement.

2. DEFINITIONS.  All capitalized terms used but not defined in the this Surrender Agreement shall have the meanings ascribed to them in the Loan Documents.

3. LOAN DOCUMENTS STILL IN FORCE.

(a) Except as expressly and specifically modified by this Surrender Agreement, notwithstanding any other provisions of this Surrender Agreement or any claims of the parties to the contrary, the Loan Documents shall and do hereby remain in full force and effect, and the terms and provisions of the Loan Documents are hereby ratified and confirmed.

(b) Except as expressly and specifically modified by this Surrender Agreement, all parties shall remain bound to, perform and continue to perform all of their respective obligations under the Loan Documents and shall continue to have all of their rights and remedies thereunder and shall be bound by all of the terms and provisions of the Loan

Documents.  Without limiting the generality of the foregoing, the parties hereby agree that this Surrender Agreement is not a substitution, novation, discharge or release of any or all of the Loan Documents or the indebtedness evidenced and/or secured thereby.

4. PRIORITY.  It is hereby expressly acknowledged, ratified, confirmed and agreed that the Loan Documents secure the Obligations, notwithstanding any claims of any of the parties to the contrary.  Obligor acknowledges and agrees that the security interests in Obligor’s property granted to the Lenders under the Loan Documents remain valid, perfected, first priority security interests therein (subject to the Intercreditor Agreement), and that this Surrender Agreement does not disturb, alter, or lessen the priority of any such security interests granted to the Lenders under the Loan Documents and Intercreditor Agreement.  The Obligor represents and warrants that, as of the date of this Surrender Agreement, there are no claims, setoffs or defenses to the Lenders’ exercise of any rights or remedies available to the Lenders under the terms and provisions of the Loan Documents.

5. EXISTING DEFAULTS.

(a) Acknowledgments.  Obligor acknowledges, admits and agrees that (i) the Existing Defaults have occurred under the Loan Documents and are existing, (ii) the appropriate parties have each been lawfully and properly notified of same and (iii) all obligations of Obligor to the Lenders under the Loan Documents are presently outstanding and are immediately due and payable in full, without defense, setoff or counterclaim.

(b) Enforcement.  Obligor agrees, admits and acknowledges that said Existing Defaults are material defaults under the Loan Documents and that by virtue thereof, the Lender have the absolute right to pursue its remedies and enforce immediate payment of the Obligations and that there are no defenses or disputes as to the existence of the Existing Defaults and Lender’s right to pursue its remedies by virtue thereof.

(c) No Waiver of Existing Defaults.  Notwithstanding this Surrender Agreement, the Lenders do not waive any of the Existing Defaults, but expressly reserves same, which remain in full force and effect.

6. DEBT ACKNOWLEDGMENT.

(a) Obligor acknowledges, admits and agrees that (i) as of July 31, 2007 the total principal and accrued interest outstanding on the Trident Obligations is in the sum of $1,678,904.11, plus all interest accruing after July 31, 2007, plus all other costs, expenses, claims and charges to which the Trident is entitled under the Trident Loan Documents, against which obligation there are no offsets, defenses, claims, counterclaims or objections by Obligor, and (ii) as of July 31, 2007 the total principal outstanding on the FEQ Obligations is in the sum of $100,000, plus all accrued and unpaid interest which is due and owing under the FEQ Loan Documents, plus all other costs, expenses, claims and charges to which the FEQ is entitled under the FEQ Loan Documents, against which obligation there are no offsets, defenses, claims, counterclaims or objections by Obligor.

(b) The Obligations are the valid liabilities and obligations of Obligor.

7. NO WAIVERS OR UNDERSTANDINGS.

(a) No Waivers.

            (i) No course of dealing or negotiations between the parties or actions taken or not taken prior to the entry of this Surrender Agreement shall constitute a waiver of any of the Lenders’ respective rights or remedies under the Loan Documents (all of which rights and remedies are reserved unto the Lenders and remain in full force and effect).

            (ii) The delay or failure of any of the Lenders to exercise in one or more instances, any right, power, remedy, privilege or option given under this Surrender Agreement or the Loan Documents, either before or after the entry of this Surrender Agreement, shall not be construed as a waiver or relinquishment of such right or option, nor shall any single or partial exercise thereof or any discontinuance of steps to enforce such right, power, remedy, privilege or option preclude any further exercise thereof or any other right, power, remedy, privilege or option.

            (iii) Except as otherwise specifically provided in this Surrender Agreement, the Lenders do not hereby waive any rights or remedies which either has or may now or hereafter have under the Surrender Agreement or the Loan Documents and all terms and provisions of such agreements and instruments shall remain in full force and effect.

(b) No Amendments.

            (i) Any waiver, permit, consent, modification or approval of any kind or character on the part of the Lenders of any breach or default under this Surrender Agreement, or the Loan Documents or any such waiver of any provisions or condition of the aforementioned must be in writing signed by all parties and shall be effective only to the extent specifically set forth in such writing.

            (ii) This Surrender Agreement and  the Loan Documents may only be amended in writing signed by all parties hereto.

8.           SURRENDER OF COLLATERAL.
(a) Collateral. As used in this Surrender Agreement, the term “Collateral” shall mean all Collateral set forth on Exhibit A annexed hereto.

(b) Possession.  The Obligor hereby surrenders, delivers and grants to the Lenders quiet possession of all of the Collateral, wherever located, and the Obligor agrees to assemble the Collateral, including all books of account and other books and records relating to the Collateral, and make it immediately available to the Lenders or the Obligor’s place of business at the address for the Obligor set forth in the Loan Documents.  Upon delivery of possession of the Collateral, the Obligor also shall execute, as may be necessary, and deliver to the Lenders any and all other documents, instruments and certificates as may reasonably be required in order to assure to the Lenders the benefits of this Surrender Agreement.  The Obligor agrees to give the Lenders immediate full and continuing access to the Obligor’s business premises for the purpose of the Lenders’ exercise of possession and other rights with respect to the Collateral.  The Lenders may, at any time, remove any and all of the Collateral from the premises where the same is located and take such other actions with respect thereto as the Lenders may deem appropriate.  This surrender of the Collateral is made by Obligor to the Lenders in recognition of the Lenders’ rights as a secured parties under the UCC and other applicable law.

(c) Disposition of the Collateral.  The Lenders hereby advise the Obligor that they intend to dispose of the Collateral by private sale and transfer to GeM, as a reorganized debtor under chapter 11 of the Bankruptcy Code (“Reorganized GeM”), pursuant to the provisions of the UCC.  The Obligor hereby renounces its respective rights to any notice of the disposition of the Collateral and to any rights of redemption with respect thereto.

(d) Other Remedies.  The Lenders reserve all rights and remedies available to them against the Obligor and any other persons who may be obligated to the Lenders for the Obligations under the Loan Documents.

(e) Satisfaction of Obligations. Lenders each agree that upon (i) the Effective Date of the Plan, (ii) their receipt of the consideration and treatment provided to them under the Plan, and (iii) the transfer of the Collateral to Reorganized GeM free and clear of all liens and security interests, the Obligations shall be fully paid and satisfied.

9.           REPRESENTATION AND WARRANTIES REGARDING COLLATERAL.  The Obligor represents and warrants to the Lender that, as of the date hereof:

(a) The Obligor owns the Collateral and has full right, power and authority to surrender the Collateral to the Lenders.

(b) The Lenders have a first priority lien (subject to the Intercreditor Agreement) on all of the items of Collateral pursuant to their filings of UCC-1 financing statements with the State of Florida.  There are no other secured creditors of the Obligor and no other person has any interest in the Collateral

    (c) All of the Collateral is and has been since the date of the Loan Documents, located at 870  111th Avenue North, Suite No. 8, Naples, FL 34108 and at no other location;

(d) Obligor has the power and authority to enter into this Surrender Agreement and to perform the transactions contemplated hereby.  The execution, delivery and performance of this Surrender Agreement has been duly authorized by the Board of Directors and shareholders of the Obligor, and will not violate any agreement to which the Obligor is a party or any provision of law, ordinance or regulation to which it is subject.  This Surrender Agreement constitutes the legal, valid and binding obligation of the Obligor enforceable against it in accordance with its terms.

(j) The Obligor has not taken any action to seek relief under the United States Bankruptcy Code and, to the best of the Obligor’s knowledge, no creditors have commenced any proceeding seeking to subject the Obligor to the jurisdiction of the United States Bankruptcy Court or to enjoin or otherwise effect this Surrender Agreement or the transactions contemplated hereby.

10.           ASSISTANCE IN REALIZATION UPON COLLATERAL.

(a) As a material inducement to the Lenders to enter into this Surrender Agreement, the Obligor covenants and agrees to render any necessary assistance to the Lenders in connection with the disposition of or any other realization upon the Collateral and otherwise to confirm in the Lenders the rights, benefits and privileges conveyed hereby.

(b) Obligor hereby agrees to execute and deliver to the Lenders and/or Reorganized GeM, as purchaser of the Collateral from the Lenders (“Purchaser”), from time to time, on or after the date hereof, such further certificates, instruments, records or other documents, assurances or other things as may be reasonably necessary to facilitate and consummate the sale and transfer of any or all of the Collateral to Reorganized GeM.

11.           NO ASSUMPTION OF PRIOR LIABILITIES.  In no event shall the Lenders have any obligation for payment or performance of any obligations of the Obligor, whether for rent, insurance, payroll, payroll or other taxes, or any other obligation incurred or otherwise arising prior to or after the date hereof.

12.           INDEMNIFICATION.  The Obligor agrees to indemnify the Lenders and hold the Lenders harmless from and against any and all claims, damages or expenses (including reasonable attorney’s fees) suffered or incurred by, or asserted against, the Lenders by any person or entity, including but not limited to any third party creditors, which arise from or relate in any way to this Surrender Agreement or to any subsequent sale of the Collateral to any third party, except claims or liabilities arising from the Lenders’ gross negligence or willful misconduct.

13.           WAIVER OF AUTOMATIC STAY.  The Obligor agrees that if a petition under any chapter of Title 11 of the United States Code (the “Bankruptcy Code”) is filed by or against it, Obligor in its capacity as Debtor and Debtor-in-Possession (where applicable) under the Bankruptcy Code, does hereby agree to consent to the vacation of the automatic stay of 11 U.S.C. § 362 (the “Stay”).  The Obligor hereby unconditionally and irrevocably waives the benefits of the automatic stay of 11 U.S.C. § 362 (the “Stay”) and its right to oppose a motion to lift such Stay, and does hereby admit and agree that the grounds to vacate the Stay to permit the Lenders to enforce their rights and remedies hereunder and under the Loan Documents and Intercreditor Agreement exist and shall continue to exist, which grounds include, without limitation, the fact the Obligor hereby represents and admits that it, as Debtor, has no equity in its property and such property is not necessary to an effective reorganization.

14.           HEADINGS.  Paragraph or section headings used herein are for convenience only and shall not be used to interpret any term hereof.

15.           COUNTERPARTS.  This Surrender Agreement may be executed in any number of counterparts each of which when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

16.           SEVERABILITY.  The provisions of this Surrender Agreement are sever able.  If any provision of this Surrender Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall not in any manner affect the validity or enforceability of such provision in any other jurisdiction or any other provisions of this Surrender Agreement in any jurisdiction.

17.           SURVIVAL.  This Surrender Agreement and all of its terms and provisions, shall and do hereby survive the consummation of any and all transactions provided for herein or in this Surrender Agreement.

18.           FACSIMILE SIGNATURE.  This Surrender Agreement may be initially executed by facsimile and shall be effective and binding upon execution by facsimile signature provided that originally executed copies are provided by any party to any other party within ten (10) days of request therefore.

19.           FURTHER ASSURANCES.  Obligor hereby directs Lenders to file any appropriate documents, financing statements or affidavits to reflect this Surrender Agreement, and the transactions contemplated hereby.  Obligor hereby agrees to execute and deliver to the Lenders, from time to time, on or after the date hereof, such further certificates, instruments, records or other documents, assurances or other things as may be reasonably necessary to give effect to this Surrender Agreement.

20.           GOVERNING LAW.  This Surrender Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of Delaware and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Delaware.

21.           NOTICES TO OBLIGOR. Notwithstanding anything to the contrary contained in the Loan Documents, any notice to the Obligor shall be binding and effective on the party to whom it is directed if such notice is delivered by facsimile, or any other means authorized under the Loan Documents, only to their counsel as follows:

IF TO OBLIGOR:	John Baker
Compusven, Inc.
870 111th Avenue North, Suite No. 8
Naples, FL 34108

IF TO TRIDENT:	Jeff Fink, Esquire,
Aple Norris & Fink, LLP,
735 Plaza Boulevard, Suite 200,
Coppell, TX 75019;

IF TO FEQ:	Michael D. Warner, Esquire, and Jeff Resler, Esq.
Warner Stevens LLP,
301 Commerce St., Suite 1700,
Fort Worth, TX 76102

IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals, or have caused these presents to be duly executed by their proper corporate officers, all as of the date set forth above.

ATTEST:	COMPUSVEN, INC.

/s/ John E. Baker
Secretary	President

ATTEST:	TRIDENT GROWTH FUND, L.P.
By: Trident Management, LLC, General Partner

/s/ Scott Cook

ATTEST:	FEQ GAS, LLC

/s/ Ernest A. Bartlett

EXHIBIT A

COLLATERAL

Accounts, cash, contract rights, property, equipment, general intangibles (including, without limitation, all goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights), inventory, instruments, deposit accounts, chattel paper, software, domain names, investment property, books and records, computer files, goods, leases, and all other assets of Obligor and (a) all attachments, accessions, accessories, tools, parts, supplies, increases and additions to and all replacements of and substitutions for any of the foregoing property described in this Exhibit A, (b) all products and proceeds of the foregoing property described in this Exhibit A, (c) all accounts, contract rights, general intangibles, instruments, rents, moneys, payments, and all other rights arising out of a sale, lease, or other disposition of any of the foregoing property , described in this Exhibit A and (d) all proceeds (including insurance proceeds) from the sale, destruction, loss or other disposition of any of the foregoing property described in this Exhibit A.